UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 29, 2006

NEW YORK HEALTH CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-12451	1-12451
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 McDonald Avenue, Brooklyn, New York	11223
( Address of Principal Executive Offices)	(Zip Code)

(212) 679-7778
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8- Other Events

Item 8.01 Other Events

On March 30, 2006 Registrant was served with a shareholder derivative complaint captioned Jay Glatzer v. Yitz Grossman, Emerald Asset Management, Murray Englard, Michael Nafash, Stuart Ehrlich, and Dennis O’Donnell and New York Health Care, Inc., (Supreme Court of State of New York County of Nassau, (Index No. 5125/06). The lawsuit alleges that the directors breached their fiduciary duty by approving the Emerald Settlement Agreement disclosed in the Registrant’s Form 8-K (Date of Report March 6, 2006) filed with the Securities Exchange Commission on March 10, 2006. The lawsuit claims such breach was a product of their respective relationships with Mr. Grossman. The lawsuit also alleges that Mr. Grossman and Emerald Asset Management injured the Registrant by engaging in the actions underlying the November 2004 criminal conviction of Mr. Grossman.

The lawsuit seeks, among other things, (i) injunction relief preventing consummation of the Emerald Settlement Agreement and/or rescission rights, (ii) removal of the Directors, (iii) compensatory damages and (iv) attorneys’ fees.

At this time, Registrant cannot give an opinion as to the outcome of this lawsuit, however, Registrant denies any wrongdoing on its part or its Directors and intends to vigorously defend the suit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK HEALTH CARE, INC.
(Registrant)

Date: March 31, 2006	By:	/s/ Dennis M. O'Donnell

Dennis M. O'Donnell, Chief Executive Officer